Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant                         |X|

Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

|_|      Preliminary Proxy Statement            [ ]  Confidential,  For  Use of
                                                     the  Commission  Only  (as
                                                     permitted by Rule 14a-6(e)
                                                     (2))

|X|      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Under Rule 14a-12

                          CATEGORY 5 TECHNOLOGIES, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)
________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:
________________________________________________________________________________
(2)      Aggregate number of securities to which transaction applies:
________________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
(4)      Proposed maximum aggregate value of transaction:
________________________________________________________________________________
(5)      Total fee paid:
________________________________________________________________________________
[ ]      Fee paid previously with preliminary materials:
________________________________________________________________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
________________________________________________________________________________
(2)      Form, Schedule or Registration Statement No.:
________________________________________________________________________________
(3)      Filing Party:
________________________________________________________________________________
(4)      Date Filed:
________________________________________________________________________________

                                                                October 29, 2001


Dear Category 5 Technologies, Inc. Stockholder:

         You are cordially invited to attend Category 5 Technologies, Inc.'s special meeting in lieu of annual meeting of stockholders to be held on Friday, December 7, 2001 at 10:00 a.m., local time, at the principal executive offices of our wholly-owned subsidiary, ePenzio, Inc., located at 2795 East Cottonwood Parkway, Suite 120, Salt Lake City, Utah, 84121.

         An outline of the business to be conducted at the meeting is given in the accompanying Notice of Special Meeting in lieu of Annual Meeting of Stockholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for stockholders to ask questions.

         I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign, and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

                                                     Sincerely,



                                                     /s/
                                                     Mitchell L. Edwards
                                                     President











   |_| 4505 S. Wasatch Boulevard, Ste. 370 |_| Salt Lake City, Utah 84124 |_|
                    tel 801-424-2999 |_| fax 801-424-2992 |_|

                          CATEGORY 5 TECHNOLOGIES, INC.

                     _______________________________________


               NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                                December 7, 2001


TO THE STOCKHOLDERS:

         The special meeting in lieu of annual meeting of stockholders of Category 5 Technologies, Inc. will be held on Friday, December 7, 2001 at 10:00 a.m., local time, at the principal executive offices of our wholly-owned subsidiary, ePenzio, Inc., located at 2795 East Cottonwood Parkway, Suite 120, Salt Lake City, Utah, 84121. At the meeting, you will be asked:

         1. To elect five directors to the Category 5 Technologies, Inc. Board of Directors to serve for terms as more fully described in the accompanying proxy statement;

         2. To approve an amendment to the Long-Term Incentive Plan of Category 5 Technologies, Inc.;

         3. To ratify the appointment of Tanner + Co. as the independent auditor of Category 5 Technologies, Inc. for the fiscal year ending June 30, 2002; and

         4. To transact such other business as may properly be presented at the special meeting.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice.

         If you were a stockholder of record at the close of business on October 22, 2001, you may vote at the special meeting in lieu of annual meeting and any adjournment(s) thereof.

         We invite all stockholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

                                           FOR THE BOARD OF DIRECTORS



                                           /s/
                                           Mitchell L. Edwards
                                           President and Chief Financial Officer




Salt Lake City, Utah
October 29, 2001



--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                          CATEGORY 5 TECHNOLOGIES, INC.
                     4505 South Wasatch Boulevard, Suite 370
                           Salt Lake City, Utah 84124

                           --------------------------

                                 PROXY STATEMENT
                FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                                 OF STOCKHOLDERS

GENERAL

         Category 5 Technologies, a Nevada corporation, is soliciting this proxy on behalf of its Board of Directors to be voted at the special meeting in lieu of annual meeting of stockholders to be held on Friday, December 7, 2001 at 10:00 a.m., local time, or at any adjournment or postponement thereof. The special meeting in lieu of annual meeting of stockholders will be held at the principal executive offices of our wholly-owned subsidiary, ePenzio, Inc., located at 2795 East Cottonwood Parkway, Suite 120, Salt Lake City, Utah, 84121.

METHOD OF PROXY SOLICITATION

         These proxy solicitation materials will be mailed on or about October 29, 2001 to all stockholders entitled to vote at the meeting. Category 5 Technologies will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the special meeting in lieu of annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy material. In addition to solicitation by mail, Category 5 Technologies' directors, officers and employees may solicit proxies for the meeting by telephone, facsimile or otherwise. Directors, officers, or employees of Category 5 Technologies will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur.

VOTING OF PROXIES

         Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

         o FOR the election of the Board of Directors' nominees for directors;

         o FOR the amendment to the Long-Term Incentive Plan of Category 5 Technologies, Inc.; and

         o FOR ratification of the appointment of Tanner + Co. as Category 5 Technologies' independent auditors for the fiscal year ending June 30, 2002.

         We do not know of any other business that may be presented at the special meeting in lieu of annual meeting. If a proper proposal other than those listed in the notice is presented at the special meeting in lieu of annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

REQUIRED VOTE

         Record holders of shares of Category 5 Technologies' common stock, par value $0.001 per share, at the close of business on October 22, 2001 may vote at the meeting. Each stockholder has one vote for each share of common stock the stockholder owns. At the close of business on October 22, 2001, there were 12,200,000 shares of common stock outstanding.

         The affirmative vote of a majority of a quorum of stockholders is required for approval of all items being submitted to the stockholders for their consideration, except for the election of directors, which is determined by a simple plurality of the votes cast. Category 5 Technologies' bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Each is tabulated separately. Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of any matter submitted to the stockholders for a vote. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

REVOCABILITY OF PROXIES

         You may revoke your proxy by giving written notice to the Secretary of Category 5 Technologies or by delivering a later proxy to the Secretary, either of which must be received prior to the special meeting in lieu of annual meeting, or by attending the meeting and voting in person.

                                  PROPOSAL ONE
                                  ------------

                              ELECTION OF DIRECTORS

         Pursuant to Category 5 Technologies' Bylaws (the "Bylaws"), each of the directors of Category 5 Technologies shall serve a term of one year and until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner provided in the Bylaws. At the special meeting in lieu of annual meeting, the stockholders of Category 5 Technologies will elect directors to fill the five existing positions coming up for election at the special meeting, all five of which shall be elected to serve for one-year terms expiring at Category 5 Technologies' annual meeting in 2002.

         Each of the nominees elected as directors will continue in office until their respective successors are duly elected and qualified. The Board of Directors has nominated Mr. William C. Gibbs, Mr. Mitchell L. Edwards, Mr. Edward P. Mooney, Mr. Paul Anderson and Mr. Brad Crawford for election as directors at the special meeting in lieu of annual meeting. There are no family relationships among any of Category 5 Technologies' directors or executive officers. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board of Directors to fill that vacancy. The Board of Directors has no reason to believe that the nominees will be unavailable.

VOTE REQUIRED

         A plurality of the votes represented at the meeting is required to elect a director.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.


                                    DIRECTORS

         Set forth below is the principal occupation of, and certain other information regarding, each of the nominees.

DIRECTOR NOMINEES

    Name                 Age         Position(s) Currently Held

William C. Gibbs         43      Director, Chairman and Chief Executive Officer
Mitchell L. Edwards      43      Director, President and Chief Financial Officer
Edward P. Mooney         41      Director
Paul Anderson            32      Director
Brad Crawford            42      Director


William C. Gibbs has nearly two decades of experience in corporate mergers, acquisitions and finance. Mr. Gibbs has been a director of Category 5 Technologies since May 29, 2001 and its Chairman and CEO since June 2001. Prior to joining Category 5 Technologies, Mr. Gibbs was a managing director of Maroon Bells Capital, L.L.C. from January 2000 to June 2001, specializing in the financing and business development of global telecommunications, Internet and e-commerce companies. From January 1999 to January 2000, Mr. Gibbs was Vice President, Corporate Development for Evans & Sutherland Computer Corporation where he was responsible for negotiating and structuring mergers and acquisitions, as well as strategic partnerships and strategic development. From January 1990 to January 1999, Mr. Gibbs was a partner with the law firm of Snell & Wilmer L.L.P., specializing in mergers and acquisitions, private placements, public offerings and other financings. Mr. Gibbs was also a Staff Attorney for the United States Securities and Exchange Commission, Washington, D.C. Mr. Gibbs received his law degrees from Georgetown University (LLM, Securities

Regulation), the University of Utah, and Magdeline College (Oxford University) (J.D.). He earned his undergraduate degree from the University of Utah in economics.

Mitchell L. Edwards has over 16 years of corporate mergers and acquisitions, corporate finance and management experience. Mr. Edwards has been a director of Category 5 Technologies since May 29, 2001 and its President and Chief Executive Officer since June 2001. From May 2000 through May 2001, Mr. Edwards was a Partner of Venture Factory, a venture capital firm and internet start-up accelerator based in San Francisco, California, and he served on the board of directors of companies in a variety of industries, ranging from high technology and Internet companies to companies in the health, entertainment and hospitality industries. From December 1999 through May 2000, Mr. Edwards was the Executive Vice President and Chief Strategy Officer of Ikano Communications, Inc., an Internet applications services provider and international Virtual Internet Service Provider. From October 1998 through December 1999, Mr. Edwards was the Executive Vice President, Chief Financial Officer and a Director of Digital Courier Technologies, Inc., an Internet software and e-commerce company, and also served from 1997 through 1998 as Executive Vice President of Finance and Legal at DataMark Holding, Inc., an Internet and media services company. Prior to his service as an executive of high technologies companies, Mr. Edwards was a Partner at Brobeck, Phleger & Harrison in Los Angeles, specializing in high technology mergers and acquisitions, initial public offerings and venture capital financings. He has also worked at the White House and the United States Supreme Court. Mr. Edwards earned a J.D. from Stanford Law School, a B.A./M.A. from Oxford University (Jurisprudence and International Business Law; Marshall Scholar) and a B.A. from Brigham Young University (Economics; Valedictorian).

Edward P. Mooney has served as a director of Category 5 Technologies since May 29, 2001. Since April 2001 Mr. Mooney has served as Executive Vice President and a Director of USA Broadband, Inc., a publicly-traded company serving the digital entertainment, data and broadband marketplace. From April 1999 to April 2000, Mr. Mooney served as Executive Vice President, Secretary and Treasurer of RateXchange Corporation (formerly NetAmerica.com Corporation and NetAmerica International). He served as a Director of RateXchange, a publicly-traded company, and various of its operating subsidiaries from December 1998 until March 2000. Previously, Mr. Mooney served in various corporate and business development roles for WorldPort Communications, Inc., a publicly traded international telecommunications company, from September 1996 until April 1999, including periods where he served as either an officer or director. From April 1999 until June 2001, Mr. Mooney has served as an employee and/or a consultant to Maroon Bells Capital Partners, Inc., where he has specialized in strategic planning, corporate valuations, corporate governance and financial analysis. Mr. Mooney currently provides consulting services to, among others, Maroon Bells Capital LLC and some of its clients. From 1989 until 1992, Mr. Mooney served as Director of Research for American Business Ventures, Inc., a business development and management consulting firm that served publicly traded and privately-held companies. From 1984 until 1989, Mr. Mooney was a research assistant for A.B. Laffer Associates, an economic research and consulting firm. Mr. Mooney has also served as a consultant, member of the board of directors, and manager for various publicly held and privately held companies in the telecommunications, retailing, and transportation industries. Mr. Mooney holds a Bachelor of Arts degree in Geography from San Francisco State University and a Master of Arts degree in Education from California State University, Long Beach.

Paul Anderson. Mr. Anderson has been a director of Category 5 Technologies since May 29, 2001 and the Chief Financial Officer and President of its wholly-owned subsidiary, ePenzio, Inc. ("ePenzio") since May 1998. Since 1993, Mr. Anderson has been responsible for having consulted with or trained entrepreneurs in the U.S. and Canada in small business marketing and sales concepts. From 1993 to 1996, Mr. Anderson worked as a corporate trainer for Freecom Communications. Mr. Anderson was responsible for designing and delivering presentations to help small business owners broaden their customer base and enhance their sales abilities at Freecom Communications. In 1996, Mr. Anderson worked in a similar position with Eleva, Incorporated. In 1997, he began consulting with independent sales organizations in the bankcard industry in an effort to enhance their marketing efforts and build their merchant bases. In 1998, Mr. Anderson co-founded ePenzio.

Brad Crawford. Mr. Crawford has been a director of Category 5 Technologies and the Chief Operating Officer of ePenzio since May 29, 2001. From May 2000 through May 2001, Mr. Crawford was Chief Executive Officer of ePenzio. From December 2000 to the date hereof, Mr. Crawford has served as Chief Executive Officer of Olympus Financial, Inc., a wholly-owned subsidiary of ePenzio. In 1998, Mr. Crawford founded and continues to manage Dream Catcher, Inc., a Utah based company. Dream Catcher oversees and supervises the management of various recreational assets. As the founder, Mr. Crawford is responsible for all aspects of the business including developing client relationships and regular reporting to other investors. Dream Catcher is still an on-going concern. Before starting Dream Catcher, in 1995, Mr. Crawford founded Val-Dev, LC, a family-owned company involved in the development and management of real estate. Prior to Val-Dev, Mr. Crawford founded and ran other small companies with interests in automotive products, boats, and custom woodwork.

BOARD MEETINGS AND COMMITTEES

         During the twelve months ended December 31, 2000, the Board of Directors held 1 board meeting either in person, telephonically or by written consent. Each member of the Board of Directors attended the meeting of the Board of Directors during that period. During the six months ended June 30, 2001, the Board of Directors held 1 board meeting either in person, telephonically or by written consent. Each member of the Board of Directors attended the meeting of the Board of Directors during that period.

         On October 19, 2001, the Board of Directors established an Audit Committee and a Compensation Committee. Because the Audit and Compensation Committees were formed after June 30, 2001, these Committees had no meetings during the twelve months ended December 31, 2000 or during the six months ended June 30, 2001. Instead, the entire Board of Directors performed all responsibilities of these Committees prior to October 19, 2001 in connection with its regular and special meetings.

         The principal functions of the Audit Committee will be to

         o monitor the integrity of Category 5 Technologies' financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

         o monitor the independence and performance of Category 5 Technologies' independent auditors;

         o provide an avenue of communication among the independent auditors, management and the Board of Directors;

         o encourage adherence to, and continuous improvement of, Category 5 Technologies' policies, procedures and practices at all levels;

         o review areas of potential significant financial risk to Category 5 Technologies; and

         o    monitor compliance with legal and regulatory requirements.

The Audit Committee currently consists of Mitchell L. Edwards, Edward Mooney and Paul Anderson.

         The principal functions of the Compensation Committee will be to

         o    establish the general compensation policies of Category 5
              Technologies;

         o establish the compensation plans and specific compensation levels and benefits for executive officers; and

         o    administer Category 5 Technologies' stock option plans.

         Pursuant to delegated authority from the Board of Directors, the Compensation Committee determines all salaries for Category 5 Technologies' executive officers. The Compensation Committee consists of two members of the Board of Directors, William C. Gibbs and Edward Mooney, at least one of whom, Mr. Mooney, is an independent, non-employee director.

         The entire Board of Directors performs the functions of a nomination committee. Stockholder recommendations for director nominees must be sent to the Secretary of Category 5 Technologies for presentation to the Board of Directors.

COMPENSATION OF DIRECTORS

         Members of the Board of Directors employed by Category 5 Technologies do not receive any separate compensation for services performed as directors. Category 5 Technologies non-employee directors do, however, receive reimbursement for expenses and options to purchase Category 5 Technologies common stock pursuant to the 2001 Director Option Plan described in the paragraph below. There is no separate compensation for committee meeting attendance.

         On June 8, 2001, the Board of Directors and a majority of stockholders of Category 5 Technologies adopted the Category 5 Technologies, Inc. 2001 Director Option Plan, for outside directors of Category 5 Technologies (the "Non-Employee Directors Plan"). Under the Non-Employee Directors Plan, 1,000,000 shares have been reserved for issuance of options. The Non-Employee Directors Plan is designed to work automatically with little or no discretionary administration. Only outside directors are eligible to participate in the Non-Employee Directors Plan. The Non-Employee Directors Plan provides that each newly-appointed or elected outside director, who was not a director on the date on which the Non-Employee Directors Plan became effective, will be granted an option to purchase 25,000 shares of common stock on January 1 of each year after his or her appointment or election (if, on such date, he or she has served as a director for at least six months) for so long as he or she remains an outside director, or such other grant as approved by the Board of Directors. The term of options granted pursuant to the Non-Employee Directors Plan is 10 years. Options granted under the Non-Employee Directors Plan are exercisable only while the recipient remains a director (with limited exceptions, as provided in the Non-Employee Directors Plan). The exercise price per share must be 100% of the fair market value per share on the date of grant, and each option shall be fully exercisable upon six months following the date of grant. As of October 22, 2001, 1,000,000 shares remained available for future option grants under the Non-Employee Directors Plan.

         Options granted pursuant to the Non-Employee Directors Plan are nonqualified stock options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income on the excess of the fair market value on the date of exercise over the option exercise price. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. In the event of a sale of the option, the optionee recognizes ordinary income on the difference between the option exercise price and the sale price. No tax deduction is available to Category 5 Technologies with respect to the grant of the option or the sale of stock acquired upon exercise of the option. Category 5 Technologies should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the nonqualified stock option. Generally, option recipients will be subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934.

                                  PROPOSAL TWO
                                  ------------

                 AMENDMENT TO THE CATEGORY 5 TECHNOLOGIES, INC.
                            LONG TERM INCENTIVE PLAN

         General. At Category 5 Technologies' special meeting in lieu of annual meeting, Category 5 Technologies will seek stockholder approval of an amendment to the Long-Term Incentive Plan of Category 5 Technologies, Inc. (the "LTIP") to increase the number of shares of Category 5 Technologies common stock reserved and available for awards under the LTIP to 6,000,000 shares. By written consent dated October 12, 2001, Category 5 Technologies' Board of Directors approved the amendment to the LTIP and directed that the amendment be submitted as a proposal for stockholder approval at Category 5 Technologies' special meeting in lieu of annual meeting. The total number of shares of Category 5 Technologies common stock currently available for awards under the LTIP is 3,000,000. To the extent any award terminates, expires or lapses for any reason, any shares subject to the award will again be available for the grant of another award.

         The security underlying the options and other rights awarded pursuant to the LTIP is Category 5 Technologies' common stock, par value $0.001 per share. The closing market price of Category 5 Technologies' common stock on October 26, 2001, as reported by the National Association of Securities Dealers OTC Electronic Bulletin Board System was $4.50.

         Current LTIP Provisions. The following summary of the LTIP is qualified in its entirety by reference to the LTIP, a copy of which is attached as Annex
A. The LTIP had an effective date of July 23, 2001. The LTIP authorizes grants of Incentive Stock Options ("ISOs"), Non-qualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Restricted Stock, Performance Shares, Dividend Equivalents and other stock-based awards (collectively, "Awards"). The LTIP permits the grant of Awards from time to time to selected officers, key employees, outside consultants and directors of Category 5 Technologies or a subsidiary of Category 5 Technologies (collectively, "Participants" and, individually, a "Participant"). Currently, Category 5 Technologies and its direct and indirect subsidiaries employ approximately 70 employees.

         The LTIP is currently administered by the Category 5 Technologies Board of Directors. However, the LTIP provides for administration by a committee of the Board in the event the Board has appointed a committee. The Board or its committee has exclusive power to take the following action regarding the LTIP, among other things: designate Participants; determine type(s) of Awards to be granted; determine the number of Awards to be granted and the number of shares of stock to which an Award will relate, the terms and conditions of any Award, including exercise price, grant price, purchase price and any restrictions or limitations; determine whether and to what extent an award may be settled in cash, stock, other Awards or other property, or whether an Award may be cancelled, forfeited or surrendered; and prescribe the form of each Award agreement. In addition, the Board may establish, adopt or revise any rules and regulations it deems necessary or advisable to administer the LTIP.

         The Board (or, with the approval of the Board, a Board committee, if one is appointed to administer the LTIP) may terminate, amend or modify the LTIP. However, without approval of the stockholders of Category 5 Technologies and compliance with other applicable conditions (as imposed by the Internal Revenue Code of 1986, as amended from time to time (the "Code"), the insider trading rules of Section 16 of the Securities Exchange Act of 1934, any national securities exchange or system on which the stock of Category 5 Technologies is listed or reported, or any regulatory body having jurisdiction), no such termination, amendment, or modification may (i) materially increase the total number of shares of stock that may be issued under the LTIP (subject to adjustment as provided in the LTIP), (ii) materially modify the eligibility requirements for participation in the LTIP, or (iii) materially increase the benefits accruing to Participants under the LTIP. Notwithstanding the foregoing, no termination, amendment or modification of the LTIP shall adversely affect in any material way any award previously granted under the LTIP without the written consent of the Participant.

         As of October 22, 2001, Matthew Greene and Jade Millington, the Executive Vice President and Chief Financial Officer of ePenzio, Inc., respectively, were awarded options to purchase 100,000 and 50,000 shares of Category 5 Technologies' common stock, respectively, pursuant to the LTIP. As of October 22, 2001, all current executive officers of Category 5 Technologies and ePenzio, as a group, had received options to acquire an aggregate of 150,000 shares of Category 5 Technologies' common stock pursuant to the LTIP. As of the same date, approximately 53 employees of Category 5 Technologies and ePenzio (excluding executive officers) had received options to purchase an aggregate of approximately 162,000 shares of Category 5 Technologies' common stock pursuant to the LTIP. As of October 22, 2001, each of the following employees of Category 5 Technologies and ePenzio (including executive officers) had each received options to purchase in excess of 5% of the total issued options under the LTIP:

                                    Number                    Percentage of
     Employee                      of Shares               Outstanding Options
     --------                      ---------               -------------------

 Joseph Appleton                    20,000                         6%

 Matthew Greene                     100,000                        32%

 Jade Millington                    50,000                         16%

 Robb Mulford                       17,500                         6%

 Wendy Smart                        25,500                         8%

 Mark Vandersteen                   25,000                         8%

         Description of the Available Awards Incentive Stock Options An ISO is a stock option that satisfies the requirements specified in Section 422 of the Code. Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. An ISO granted to an individual who possesses more than 10% of the total combined voting power of all classes of Category 5 Technologies stock must have an exercise price that is at least 110% of fair market value of Category 5 Technologies' Common Stock on the date of grant, and the ISO must be exercisable for no more than five years after the date of grant. Certain other requirements must also be met. In addition, pursuant to the LTIP, no award of an ISO may be made following March 31, 2005.

         An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or is not subject to a substantial risk of forfeiture under
Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the common stock becomes either transferable or not subject to a substantial risk of forfeiture) is a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture.

         If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, will be taxed as capital gain. In the event an optionee exercises an ISO using common stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged. Category 5 Technologies will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, Category 5 Technologies will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

         Non-Qualified Stock Options A NQSO is any stock option other than an ISO. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code. No taxable income will be realized by an optionee upon the grant of a NQSO, nor is Category 5 Technologies entitled to a tax deduction by reason of such grant. Upon the exercise of a NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and Category 5 Technologies will be entitled to a corresponding tax deduction, provided Category 5 Technologies deducts and withholds applicable taxes from amounts paid to the optionee. Upon a subsequent sale or other disposition of common stock acquired through exercise of a NQSO, the optionee will realize short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to Category 5 Technologies.

         Stock Appreciation Rights A SAR is the right granted to a Participant to receive the appreciation in the value of a share of common stock over a certain period of time. Under the LTIP, Category 5 Technologies may pay that amount in cash, in common stock, or in a combination of both. No SAR granted in tandem with an ISO may have a term which exceeds a period of ten years from the date of grant. A recipient who receives a SAR award is not subject to tax at the time of the grant and Category 5 Technologies is not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must include in income the appreciation inherent in the SARs (i.e., the difference between the fair market value of the common stock on the date of grant and the fair market value of the common stock on the date the SAR is exercised). Category 5 Technologies is entitled to a corresponding tax deduction in the amount equal to the income includable by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR, provided that it withholds taxes from the recipient on the amount recognized upon exercise of the SARs.

         Performance Shares Under the LTIP, the Board may grant performance share units. Typically, each performance share unit will be deemed to be the equivalent of one share of common stock. The Board shall set performance goals and other terms or conditions to payment of the Performance Shares, which, depending on the extent they are met, will determine the number and value of Performance Shares that will be paid to the recipient, provided that the time period during which the performance goals must be met shall exceed six months. A recipient of a Performance Share Award will not realize taxable income at the time of grant, and Category 5 Technologies will not be entitled to a deduction by reason of such grant. Instead, a recipient of Performance Shares will recognize ordinary income equal to the fair market value of the Shares at the time the performance goals related to the Performance Shares are attained and paid to the recipient. Category 5 Technologies is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the performance goals are achieved, provided that Category 5 Technologies withholds applicable taxes.

         Restricted Stock Awards Under the Restricted Stock feature of the LTIP, a Participant may be granted a specified number of shares of common stock. However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals established by the Board. If the recipient violates any of the restrictions during the period specified by the Board or the performance standards fail to be satisfied, the stock is forfeited. A restricted stock award is taxable as ordinary income to the recipient at the time, and to the extent, the award is no longer subject to a risk of forfeiture. The recipient of a restricted stock award will recognize ordinary income equal to the excess of (a) fair market value of the stock received (determined as of the first time the shares are no longer subject to a risk of forfeiture) over (b) the amount, if any, paid for such stock by the recipient, and the Category 5 Technologies will be entitled at that time to a tax deduction for the same amount, provided that Category 5 Technologies withholds applicable taxes. Instead of postponing the income tax consequences of a Restricted Stock Award, the recipient may elect to include the fair market value of the common stock in income in the year the award is granted, in which case Category 5 Technologies will be entitled to a corresponding federal income tax deduction. This election is made under Section 83(b) of the Code. This
Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her Federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements. The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of grant. Such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Restricted common stock is held.

         If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date the restrictions lapsed. Again, such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Restricted Stock is held. During the period in which a recipient holds Restricted Stock, if dividends are declared prior to the lapse of the restrictions, the dividends will be treated for tax purposes by the recipient and Category 5 Technologies in the following manner: if the recipient makes a
Section 83(b) election to recognize income at the time of the Restricted Stock Award, the dividends will be taxed as dividend income to the recipient when the restrictions lapse. Under such circumstances, Category 5 Technologies will not be entitled to a tax deduction, nor will it be required to withhold for applicable taxes. If no such election is made by the recipient, the dividends will be taxed as compensation to the recipient at the time the restrictions lapse and will be deductible by Category 5 Technologies and subject to income tax withholding at that time.

         Dividend Equivalents The LTIP also allows for the granting of dividend equivalent rights in conjunction with the grant of options or SARs. Dividend Equivalents entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of stock subject to an option award or SAR award, as determined by the Board. A recipient of a Dividend Equivalent Award will not realize taxable income at the time of grant, and Category 5 Technologies will not be entitled to a deduction by reason of such grant. Instead, when the option upon which the Dividend Equivalent Award is paid is exercised, the recipient must include in ordinary income the fair market value of the common stock issued in payment of the Dividend Equivalent Award at the time the Award is paid. Category 5 Technologies will be entitled to a tax deduction in an amount, and at the time, that the participant recognizes ordinary income due to the payment of the Dividend Equivalent Award. However, to receive that tax deduction, Category 5 Technologies must deduct and withhold taxes from amounts paid to the recipient. The amount included as ordinary income in the recipient's income becomes the recipient's tax basis for determining gains or losses on the subsequent sale of the common stock.

         Other Stock-Based Awards The Board is authorized to grant to Participants other stock-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of stock, as deemed by the Board to be consistent with the purposes of the LTIP, including without limitation shares of stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of stock, and awards valued by reference to book value of shares of stock or the value of securities of or the performance of specified subsidiaries. The Board shall determine the terms and conditions of such Awards. The tax consequences of such Awards will depend upon the nature of the Award.

         Recent Tax Changes Section 162(m) of the Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest paid employees of the corporation. Performance-based compensation is outside the scope of the $1 million limitation, and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by stockholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming stockholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant. All options granted under the LTIP that are intended to qualify as performance-based compensation will have an exercise price at least equal to the fair market value of the underlying stock on the date of grant.

         The foregoing provides only a general description of the application of federal income tax laws to the LTIP. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

         Registration of Shares On August 23, 2001, Category 5 Technologies filed with the Securities and Exchange Commission (the "Commission") a Form S-8 Registration Statement to register the shares available under the LTIP. This registration statement is effective.

         Amendment to LTIP. Category 5 Technologies' Board has reviewed the LTIP and has determined that it is appropriate to increase the number of shares of Category 5 Technologies' common stock reserved and available for awards under the LTIP from 3,000,000 to 6,000,000.

         A copy of the LTIP and the proposed amendment are attached hereto as Annex A.

VOTE REQUIRED

         The amendment to the LTIP will be adopted upon the affirmative vote of the majority of shares voting on the proposal. Abstentions and brokers nonvotes will have no effect on the outcome.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE CATEGORY 5 TECHNOLOGIES, INC. LONG-TERM INCENTIVE PLAN.


                                 PROPOSAL THREE
                                 --------------

                           Ratification of Appointment
                             of Independent Auditors

         Tanner + Co., independent certified public accountants, has been selected by the Board of Directors as the accounting firm to audit the accounts and to report on the consolidated financial statements of Category 5 Technologies for the fiscal year ending June 30, 2002, and the Board of Directors recommends that the stockholders vote for ratification of such selection. Stockholder ratification of the selection of Tanner + Co. as Category 5 Technologies' independent auditors is not required by Category 5 Technologies' bylaws or otherwise. However, the Board of Directors is submitting the selection of Tanner + Co. for stockholder ratification as a matter of good corporate practice. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of Category 5 Technologies and its stockholders.

         Effective August 7, 2001, Category 5 Technologies notified its prior accountant, David T. Thomson, P.C. that he was dismissed as the independent auditor of Category 5 Technologies. Since August 7, 2001, Tanner + Co. has audited the consolidated financial statements of Category 5 Technologies and ePenzio, Inc., the wholly-owned subsidiary of Category 5 Technologies. Prior to August 7, 2001, the consolidated financial statements of ePenzio were audited by Huber, Erickson & Bowman.

         Neither Tanner + Co., nor any of its members has any financial interest, direct or indirect, in Category 5 Technologies, nor has Tanner + Co. or any of its members ever been connected with Category 5 Technologies as a promoter, underwriter, voting trustee, director, officer, or employee. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of Tanner + Co. are expected to attend the meeting, will be provided an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         For additional information regarding Category 5 Technologies' independent auditors, see the "Report of the Category 5 Technologies, Inc. Board of Directors on Auditing Matters" included herein on page 24.

VOTE REQUIRED

         The affirmative vote of a majority of a quorum of stockholders is required for the ratification of the appointment of Tanner + Co.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF TANNER + CO. AS CATEGORY 5 TECHNOLOGIES' INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

                                OTHER INFORMATION

         On May 29, 2001, Category 5 Technologies acquired ePenzio, Inc., a Utah company ("ePenzio"), pursuant to a stock-for-stock exchange in which Category 5 issued 9,000,000 shares of its Common Stock to the stockholders of ePenzio in exchange for all of the outstanding shares of ePenzio (the "Acquisition"). Although Category 5 Technologies is the legal acquirer of ePenzio and remains the registrant with the United States Securities and Exchange Commission (the "Commission"), under United States generally accepted accounting principles, because ePenzio is the operating entity and its stockholders acquired voting control of Category 5 Technologies, the transaction is treated as a reverse acquisition, and ePenzio is considered the "acquirer" of Category 5 Technologies for financial reporting purposes.

         Among other matters, this accounting treatment will require Category 5 Technologies, in this Proxy Statement and all of its future financial and other filings with the Commission, to present the historical, financial and other information of ePenzio and its wholly-owned subsidiaries, Olympus Financial, Inc., a Utah company ("Olympus") and Bring It Home, Inc., a Utah company ("BIH"), prior to May 29, 2001. As a result, for all periods prior to May 29, 2001, Category 5 Technologies is presenting the historical, financial and other information of ePenzio and its two subsidiaries, which are combined with the results of Category 5 Technologies, as those of Category 5 Technologies. For purposes of this Proxy Statement, unless otherwise stated to the contrary, for all periods on or after May 29, 2001, "Category 5 Technologies," or the "Company" shall refer to Category 5 and ePenzio, including Olympus and BIH, on a combined basis.

         Historically, ePenzio had a fiscal year end of December 31. Because ePenzio was deemed the acquiring entity for accounting purposes, its fiscal year survives for reporting purposes under relevant rules of the Commission. However, the Board of Directors of Category 5 Technologies elected to retain the historical fiscal year end of Category 5 Technologies, which ends June 30, effective for the period ending June 30, 2001. This Proxy Statement includes information related to Category 5 Technologies and its executive officers for the sixth-month period ended June 30, 2001. Therefore, for purposes of this report and unless otherwise indicated, references to fiscal 2000 and fiscal 1999 mean the fiscal year ended December 31, 2000, and December 31, 1999, respectively, and references to fiscal 2001 will refer to the six months ended June 30, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of Category 5 Technologies' common stock as of October 22, 2001, (i) by each person who is known by Category 5 Technologies to own beneficially more than five percent of Category 5 Technologies' common stock, (ii) by each of Category 5 Technologies' directors and director nominees, (iii) by each Chief Executive Officer of Category 5 Technologies who served in that position at any time following January 1, 2000 and each of Category 5 Technologies' four most highly compensated executive officers who served as executive officers at June 30, 2001, (iv) by certain executive officers of Category 5 Technologies' wholly-owned subsidiary, ePenzio, Inc. who served as executive officers at June 30, 2001, and (v) by all the above described directors and executive officers as a group.

Principal Stockholders                                           Shares Beneficially Owned(1)        Percentage
-----------------------------------------------------------    ---------------------------------    -------------

Peruvian Investments, LLC                                                             1,000,000             8.2%
     23971 Catamaran Way
     Laguna Nigel, California  92677
Crescent Advisors, LLC                                                                  900,000             7.4%
     P.O. Box 683900
     Park City, Utah  84068

Directors and Executive Officers
-----------------------------------------------------------

William C. Gibbs(2)                                                                     683,332             5.5%
     4505 S. Wasatch Boulevard, Suite 370
     Salt Lake City, Utah 84124
Robert E. Deller                                                                              0             *
     9645 Gateway Drive, Suite B,
     Reno NV, 89511
Mitchell L. Edwards(2)                                                                  683,332             5.5%
     4505 S. Wasatch Boulevard, Suite 370
     Salt Lake City, Utah 84124
Paul Anderson                                                                         3,483,000            28.6%
     2795 E. Cottonwood Pkwy., Suite 120
     Salt Lake City, Utah 84121
Brad Crawford                                                                         3,483,000            28.6%
     8882 Taft Hills Court
     Sandy, Utah 84093
Edward P. Mooney(3)                                                                     466,667             3.7%
     23971 Catamaran Way
     Laguna Nigel, California  92677

Other Executive Officers
-----------------------------------------------------------

Matthew Greene(4)                                                                       592,000             4.8%
     2795 E. Cottonwood Pkwy., Suite 120
     Salt Lake City, Utah 84121
Jade B. Millington(5)                                                                   579,500             4.8%
     2795 E. Cottonwood Pkwy., Suite 120
     Salt Lake City, Utah 84121

Directors and Executive Officers as a Group                                           9,970,831              77%
-7 individuals

      *  Less than one percent.

----------------

(1) Applicable percentage ownership is based on 12,200,000 shares of Common Stock outstanding as of the record date, October 22, 2001. Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include (a) shares subject to options or warrants currently exercisable or which will be exercisable within 60 days of the record date, (b) shares attainable through conversion of other securities, (c) shares held by unincorporated entities and in trusts and estates over which an individual holds at least shared voting or investment powers and (d) shares held in trusts and estates of which at least ten percent of the beneficial interest of such trust is attributable to specified persons in the immediate family of the individual(s) involved. This information is not necessarily indicative of beneficial ownership for any other purpose. To the best of Category 5 Technologies' knowledge, the directors and executive officers of Category 5 Technologies have sole voting and investment power over the shares of Category 5 Technologies' common stock held in their names, except as noted in the following footnotes.

(2) Includes (i) 450,000 of 900,000 common shares owned by Crescent Advisors, L.L.C., which provided consulting and other advisory services to Category 5 Technologies, and of which Messrs. Gibbs and Edwards each own 50% of the outstanding equity interests; (ii) an option to purchase 200,000 shares, 66,666 of which are currently exercisable at an exercise price of $0.25 per share with the remainder vesting ratably on May 29 of 2002 and 2003; and (iii) an option to purchase 500,000 shares, 166,666 of which are currently exercisable at an exercise price of $0.25 per share with the remainder vesting ratably on August 6 of 2002 and 2003.

(3) Includes (i) 150,000 common shares and a warrant to purchase 250,000 shares, of which 125,000 are currently exercisable and 125,000 of which will be exercisable in December 2001 at an exercise price of $0.25 per share and owned by Kings Peak Capital, L.L.C., of which Mr. Mooney is a principal and owner, and (ii) an option to purchase 200,000 shares, 66,667 of which are currently exercisable at an exercise price of $0.25 per share with the remainder vesting ratably on May 29 of 2002 and 2003.

(4) Includes an option to purchase 100,000 shares, 25,000 of which are currently exercisable at an exercise price of $0.25 per share with the remainder vesting ratably on August 6 of 2002, 2003 and 2004.

(5) Includes an option to purchase 50,000 shares, 12,500 of which are currently exercisable at an exercise price of $0.25 per share with the remainder vesting ratably on August 6 of 2002, 2003, and 2004.

CHANGE OF CONTROL

         On May 29, 2001, Category 5 Technologies acquired ePenzio, Inc., a privately-held company located in Salt Lake City, Utah ("ePenzio"), pursuant to the Stock Purchase Agreement by and among Network Investor Communications, Inc., ePenzio, Inc. and the Shareholders of ePenzio, Inc., dated May 16, 2001 (the "Purchase Agreement"). Category 5 Technologies issued 9,000,000 shares of its common stock to the stockholders of ePenzio in exchange for 1,000,000 shares of ePenzio, representing all of the outstanding shares of common stock of ePenzio. In as much as ePenzio is the operating entity and its stockholders have control of the voting shares of Category 5 Technologies the transaction is accounted for as a reverse merger, or a recapitalization of ePenzio.

         Prior to the acquisition of ePenzio, Category 5 Technologies had approximately 2,500,000 shares of common stock outstanding. Immediately following the acquisition, Category 5 Technologies had approximately 11,500,000 shares of common stock outstanding, of which the former stockholders of ePenzio acquired 8,100,000, or 70%, of the outstanding shares in connection with the acquisition of ePenzio.

         Pursuant to the Purchase Agreement, the Board of Directors of Category 5 Technologies, Inc. was increased to 5 members, and the former sole director of Category 5 Technologies, Robert Deller, appointed William C. Gibbs, Mitchell L. Edwards, Edward P. Mooney, Paul Anderson and Brad Crawford as directors, effective upon the resignation of Mr. Deller as an officer and director of Category 5 Technologies on May 29, 2001.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of Category 5 Technologies, as well as certain executive officers of Category 5 Technologies' wholly-owned subsidiary, ePenzio (the "Named Executive Officers") for the six months ended June 30, 2001 and the twelve months ended December 31, 2000, 1999 and 1998. With respect to Robert E. Deller only, the table sets forth information regarding Mr. Deller's compensation for the twelve month periods ended June 30, 2001, 2000, 1999 and 1998.

                                            SUMMARY COMPENSATION TABLE

                                                                                                  Long-Term Compensation
                                                                              ------------------------------------------------------
                                                Annual Compensation                     Awards                        Payouts
                                          --------------------------------    -------------------------     ------------------------
                                                                                            Securities
                                                                Other        Restricted    Underlying
            Name and           Year                            Annual          Stock        Options/        LTIP        All Other
       Principal Position      Period    Salary    Bonus(1)   Compensation     Awards         SARS        Payouts   Compensation (2)
       ------------------      ------    ------    --------   ------------   ----------    ------------   -------   ----------------

   William C. Gibbs, (3)       2001*    $28,846     $    -      $      -       $     -       200,000      $     -       $      -
      Chief Executive          2000           -          -             -             -             -            -              -
      Officer(3)               1999           -          -             -             -             -            -              -
                               1998           -          -             -             -             -            -              -

   Robert E. Deller, (4)       2001           -          -             -             -             -            -              -
      Former President and     2000           -          -             -             -             -            -              -
      Chief Executive Officer  1999           -          -             -             -             -            -
                               1998      18,000          -             -             -             -            -              -

   Mitchell L. Edwards, (3)    2001*     28,846          -             -             -       200,000            -              -
      President and Chief      2000           -          -             -             -             -            -              -
      Financial Officer        1999           -          -             -             -             -            -              -
                               1998           -          -             -             -             -            -              -

    Paul Anderson, (6)         2001*     53,192          -             -             -             -            -          1,303
      Chief Executive          2000      72,000          -             -             -             -            -          4,000
      Officer of ePenzio,      1999      47,500          -             -             -             -            -         24,000
      Inc.                     1998           -          -             -             -             -            -              -

    Brad Crawford, (7)         2001*     53,192          -             -             -             -            -            869
      Chief Operating          2000      72,000          -             -             -             -            -          4,000
      Officer of ePenzio,      1999      47,500          -             -             -             -            -         24,000
      Inc.                     1998           -          -             -             -             -            -              -

   Matthew Greene, (8)         2001*     42,115      8,500             -             -             -            -            822
      Executive Vice           2000      65,843          -             -             -             -            -              -
      President of ePenzio,    1999       6,423          -             -             -             -            -              -
      Inc.                     1998           -          -             -             -             -            -              -

   Jade Millington, (9)        2001*     40,962      5,200             -             -             -            -              -
   Vice President and Chief    2000      67,100          -             -             -             -            -              -
   Financial Officer of        1999       8,923          -             -             -             -            -              -
   ePenzio, Inc.               1998           -          -             -             -             -            -              -
------------------------------------------------------------------------------------------------------------------------------------

         *    For the six-month period ended June 30, 2001.

         (1) Represents incentive bonuses for the year indicated that may have been paid in the subsequent year. Amount of bonus is for achievement of corporate, individual and organizational objectives for the six-month period ended June 30, 2001.

         (2) All other compensation for the six-month period ended June 30, 2001 includes matching contribution to Category 5 Technologies' 401(k) Plan benefits of $2,994 (Mr. Anderson $1,303, Mr. Crawford $869 and Mr. Green $822).

              All other compensation for the twelve-month period ended December 31, 2000 includes Profit Sharing Plan benefits of $8,000 ($4,000 to each of Messrs. Anderson and Crawford).

              All other compensation for the twelve-month period ended December 31, 1999 includes Profit Sharing Plan benefits of $48,000 ($24,000 to each of Messrs. Anderson and Crawford).

         (3) Mr. Gibbs commenced his employment with Category 5 Technologies in June 2001 as Chief Executive Officer.

         (4) Mr. Deller served as the President and Chief Executive Officer of Category 5 Technologies, Inc. from inception of Network Investor Communications, Inc. in 1996 until May 29, 2001. For the twelve months ended June 30, 1998, Mr. Deller did not take a salary for several months. Nor did Mr. Deller receive a salary for the twelve months ended June 30, 1999, 2000 or 2001.

         (5) Mr. Edwards commenced his employment with Category 5 Technologies in June 2001 as President and Chief Financial Officer.

         (6) In June 1998, Mr. Anderson co-founded Executive Credit Services, L.C., a limited liability company, which, on May 17, 2000, became ePenzio, Inc., an S corporation. On May 29, 2001, ePenzio became a subsidiary of Category 5 Technologies, Inc. and converted to a C corporation. For the twelve months ended December 31, 1998, 1999 and 2000, Mr. Anderson received distributions from ePenzio or Executive Credit Services in the aggregate amount of $13,500, $318,795 and $410,356, respectively. For the six months ended June 30, 2001, Mr. Anderson received distributions from ePenzio in the aggregate amount of $245,034.

         (7) In June 1998, Mr. Crawford co-founded Executive Credit Services, L.C., a limited liability company, which, on May 17, 2000, became ePenzio, Inc., an S corporation. On May 29, 2001, ePenzio became a subsidiary of Category 5 Technologies, Inc. and converted to a C corporation. For the twelve months ended December 31, 1998, 1999 and 2000, Mr. Anderson received distributions from ePenzio or Executive Credit Services in the aggregate amount of $16,200, $303,135 and $410,356, respectively. For the six months ended June 30, 2001, Mr. Anderson received distributions from ePenzio in the aggregate amount of $245,034.

         (8) Mr. Green commenced his employment with ePenzio, Inc. in August 1999 as Executive Vice President.

         (9) Mr. Millington commenced his employment with ePenzio, Inc. in August 1999 as Vice President and Chief Financial Officer.

           OPTION/SAR GRANTS DURING SIX MONTHS ENDED JUNE 30, 2001(1)

         The following table sets forth information regarding stock options granted during the six months ended June 30, 2001 to the Named Executive Officers. No SARs were granted during this six-month period.


                                                        Individual Grants
                           -------------------------------------------------------------------------------------------
                              Number of Securities      Percent of Total
                                  Underlying         Options/SARs Granted to
                                  Options/SARs        Employees In Six-Month       Exercise Or      Expiration
   Name                            Granted                 Period (2)              Base Price          Date
   ----                       --------------------   ------------------------      -----------      -----------
William C. Gibbs                  200,000(3)                     50%                 $0.25          May 29, 2011

Robert E. Deller                       -                          -                      -                    -

Mitchell L. Edwards               200,000(3)                     50%                 $0.25          May 29, 2011

Paul Anderson                          -                          -                      -                    -

Brad Crawford                          -                          -                      -                    -

Matthew Greene                         -                          -                      -                    -

Jade B. Millington                     -                          -                      -                    -

----------

         (1) Category 5 Technologies granted no options during the twelve months ended December 31, 2000 to any of the Named Executive Officers.

         (2) Total number of options granted to employees during the six month period ended June 30, 2001 was 400,000.

         (3) The options were granted to Messrs. Gibbs and Edwards as an inducement to serve on the Category 5 Technologies' Board of Directors. One third of the options, or 66,666 shares, vested immediately on the date of grant. An additional 66,666 shares vest on May 29, 2002 and the final 66,667 shares vest on May 29, 2003. The options expire May 29, 2011.

    AGGREGATED OPTION/SAR EXERCISES DURING SIX MONTHS ENDED JUNE 30, 2001(1)
                     AND OPTION/SAR VALUES AT JUNE 30, 2001


         The following table sets forth information concerning the exercise of stock options during the six months ended June 30, 2001 by each of the Named Executive Officers and lists the value of their unexercised options on June 30, 2001. None of the Named Executive Officers exercised any stock options prior to June 30, 2001.

                                                Number Of Securities Underlying         Value Of Unexercised
                      Shares                      Unexercised Options/SARs           In-The-Money Options/SARs
                     Acquired       Value             on June 30, 2001                  on June 30, 2001(2)
Name                on Exercise   Realized     Exercisable        Unexercisable   Exercisable        Unexercisable
----                -----------   --------     -----------        -------------   -----------        -------------
William C. Gibbs         -            -             66,666              133,334       $54,666             $109,334

Robert E. Deller         -            -                  -                    -             -                    -

Mitchell L.              -            -             66,666              133,334       $54,666             $109,334
Edwards

Edward P. Mooney         -            -                  -                    -             -                    -

Paul Anderson            -            -                  -                    -             -                    -

Brad Crawford

Matthew Greene           -            -                  -                    -             -                    -

Jade B. Millington       -            -                  -                    -             -                    -

--------------

(1) None of the Category 5 Technologies Named Executive Officers had options outstanding during the twelve months ended December 31, 2000.

(2) Based on the closing price of Category 5 Technologies' common stock as reported on the Over-the-Counter Bulletin Board on June 21, 2001, the date immediately preceding June 30, 2001 on which there was trading of Category 5 Technologies' Common Stock, on which date the closing price was $1.07.


                             EMPLOYEE BENEFIT PLANS

         Category 5 Technologies offers an employee benefit plan under Section 401(k) of the Internal Revenue Code. All full-time employees who have attained the age of 21 and have completed twelve months and 1,000 hours of service with the Company are eligible to participate. Category 5 Technologies matches a percentage of the employee's contributions, which is determined each year at the discretion of management. In addition, the Company may contribute an annual amount at the discretion of management. Vesting in these contributions is over a period of one to four years.

         Category 5 Technologies also has a Profit Sharing Plan. All full-time employees who have attained the age of 21 and have completed twelve months and 1,000 hours of service with Category 5 Technologies are eligible to participate. Category 5 Technologies makes contributions to the Profit Sharing Plan at its discretion.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN
CONTROL ARRANGEMENTS

                              EMPLOYMENT AGREEMENTS

William C. Gibbs Employment Agreement
-------------------------------------

         On June 1, 2001, Category 5 Technologies entered into an employment agreement with William C. Gibbs. Pursuant to Mr. Gibbs' employment agreement, Mr. Gibbs shall serve as Chief Executive Officer of Category 5 Technologies until December 31, 2004, unless the employment term is further extended or sooner terminated in accordance with the terms of the agreement. Further, Category 5 Technologies agreed to pay Mr. Gibbs an annual base salary of $250,000, subject to adjustment as provided in the agreement. Such annualized base salary may be increased from time to time in accordance with the normal business practices of Category 5 Technologies. However, upon the acquisition by Category 5 Technologies of another company or its assets which result in Category 5 Technologies having projected annualized revenues of at least $50 Million, Mr. Gibbs' annual base salary shall be automatically increased to $350,000, and Mr. Gibbs shall be entitled to receive a bonus equal to his then annual base salary. Mr. Gibbs is also entitled to receive other bonuses, when and as declared by the Board of Directors. Mr. Gibbs is entitled to all benefits normally provided to employees of Category 5 Technologies similarly situated, including being added as a named officer on Category 5 Technologies' existing directors' and officers' liability insurance policy.

         In the case of termination of Mr. Gibbs' employment as a result of death or disability, Mr. Gibbs (or his surviving spouse or estate, as appropriate) is entitled to receive all of Mr. Gibbs' accrued benefits and a termination payment equal to the greater of Mr. Gibbs' gross income for the year preceding his termination due to death or disability, or $350,000, on an annualized basis. If Mr. Gibbs terminates his employment for good reason (as defined in Mr. Gibbs' employment agreement), or Mr. Gibbs' employment is terminated by Category 5 Technologies for any reason other than death, disability or cause (as defined in Mr. Gibbs' employment agreement), Mr. Gibbs shall be entitled to a termination payment equal to the greater of two (2) times
(i) his gross income for the year preceding the termination date, or (ii) $350,000, on an annualized basis. In the context of a change of control (as defined in Mr. Gibbs' employment agreement), if Mr. Gibbs terminates his employment for good reason, or Mr. Gibbs' employment is terminated by Category 5 Technologies for any reason other than death, disability or cause, Mr. Gibbs shall be entitled to a termination payment equal to the greater of 2.99 times
(i) his gross income for the year preceding the termination date, or (ii) $350,000, on an annualized basis. In the event Category 5 Technologies terminates Mr. Gibbs' employment for cause, or Mr. Gibbs terminates his employment without good reason (both as defined in Mr. Gibbs' employment agreement), Mr. Gibbs shall be entitled to only those benefits that have accrued through the date of termination.

Mitchell L. Edwards Employment Agreement
----------------------------------------

         On June 1, 2001, Category 5 Technologies entered into an employment agreement with Mitchell L. Edwards. Pursuant to Mr. Edwards' employment agreement, Mr. Edwards shall serve as President and Chief Financial Officer of Category 5 Technologies until December 31, 2004, unless the employment term is further extended or sooner terminated in accordance with the terms of the agreement. Further, Category 5 Technologies agreed to pay Mr. Edwards an annual base salary of $250,000, subject to adjustment as provided in the agreement. Such annualized base salary may be increased from time to time in accordance with the normal business practices of Category 5 Technologies. However, upon the acquisition by Category 5 Technologies of another company or its assets which result in Category 5 Technologies having projected annualized revenues of at least $50 Million, Mr. Edwards' annual base salary shall be automatically increased to $350,000, and Mr. Edwards shall be entitled to receive a bonus equal to his then annual base salary. Mr. Edwards is also entitled to receive other bonuses, when and as declared by the Board of Directors. Mr. Edwards is entitled to all benefits normally provided to employees of Category 5 Technologies similarly situated, including being added as a named officer on Category 5 Technologies' existing directors' and officers' liability insurance policy.

         In the case of termination of Mr. Edwards' employment as a result of death or disability, Mr. Edwards (or his surviving spouse or estate, as appropriate) is entitled to receive all of Mr. Edwards' accrued benefits and a termination payment equal to the greater of Mr. Edwards' gross income for the year preceding his termination due to death or disability, or $350,000, on an annualized basis. If Mr. Edwards terminates his employment for good reason (as defined in Mr. Edwards' employment agreement), or Mr. Edwards' employment is terminated by Category 5 Technologies for any reason other than death, disability or cause (as defined in Mr. Edwards' employment agreement), Mr. Edwards shall be entitled to a termination payment equal to the greater of two
(2) times (i) his gross income for the year preceding the termination date, or
(ii) $350,000, on an annualized basis. In the context of a change of control (as defined in Mr. Edwards' employment agreement), if Mr. Edwards terminates his employment for good reason, or Mr. Edwards' employment is terminated by Category 5 Technologies for any reason other than death, disability or cause, Mr. Edwards shall be entitled to a termination payment equal to the greater of 2.99 times
(i) his gross income for the year preceding the termination date, or (ii) $350,000, on an annualized basis. In the event Category 5 Technologies terminates Mr. Edwards' employment for cause, or Mr. Edwards terminates his employment without good reason (both as defined in Mr. Edwards' employment agreement), Mr. Edwards shall be entitled to only those benefits that have accrued through the date of termination.

         Under both of the employment agreements described above, Mr. Gibbs and Mr. Edwards are subject to customary non-competition provisions during their employment and for 12 months following the termination of their employment. Mr. Gibbs and Mr. Edwards are also subject to customary assignment of inventions provisions during their employment, and to customary confidentiality provisions at all times during and after their employment with Category 5 Technologies.

ePenzio Executive Officer Employment Agreements
-----------------------------------------------

         On May 22, 2001, ePenzio executed employment agreements along with each of Paul Anderson, Brad Crawford, Matthew Greene and Jade Millington (each, an "Officer" or, collectively, the "Officers"). Each of the Officers is employed in the positions listed below in exchange for the compensation indicated. Each of the employment agreements has a term ending December 31, 2002, which term is automatically extended for additional one-year periods unless terminated by either ePenzio or the officer at least thirty days prior to December 31 of the then current year. Each of the employment agreements provides for bonuses, when and as declared by the Board of Directors. In addition, each of Messrs. Anderson, Crawford, Greene and Millington is entitled to employment benefits afforded employees of ePenzio in general, including health insurance, paid vacation and employer contributions to the ePenzio 401(k) plan. Each of Messrs. Anderson, Crawford, Greene and Millington is entitled to a monthly car allowance of between $400 and $800, and coverage for insurance, gas and maintenance. Messrs. Anderson and Crawford are also entitled to $1 Million in life insurance coverage.

         ePenzio may terminate the employment agreements of the Officers at any time for cause or in the event an Officer becomes disabled. Each of the Officers may terminate his employment with ePenzio for Good Reason (as specifically defined in the employment agreements) or if the Officer cannot perform his duties due to impaired health.

         Under the employment agreements, each of the Officers is subject to customary non-competition provisions during his employment and for 2 years following the termination of his employment. Each Officer is also subject to customary assignment of inventions provisions during his employment, and to customary confidentiality provisions at all times during and after his employment with ePenzio.

Officer                         Position(s)                  Annual Base Salary
-------                         -----------                  ------------------

Paul Anderson                   Chief Executive Officer      $175,000

Brad Crawford                   Chief Operating Officer      $175,000

Matthew Greene                  Executive Vice President     $90,000

Jade Millington                 Vice President and Chief     $80,000
                                Financial Officer


                          CHANGE-IN-CONTROL AGREEMENTS

         In the context of a change of control (as defined in employment agreements of Messrs. Gibbs and Edwards), if either Messrs. Gibbs or Edwards terminates his employment for good reason, or Messrs. Gibbs' or Edwards' employment is terminated by Category 5 Technologies for any reason other than death, disability or cause, Messrs. Gibbs or Edwards, as appropriate, shall be entitled to a termination payment equal to the greater of 2.99 times (i) his gross income for the year preceding the termination date, or (ii) $350,000, on an annualized basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Category 5 Technologies has engaged in certain transactions with its officers, directors, shareholders and affiliates. All transactions between Category 5 Technologies and its officers, directors, principal shareholders and affiliates were reviewed and passed upon by the Board of Directors.

Kings Peak Capital L.L.C. Advisory Agreement
--------------------------------------------

         On May 21, 2001, Category 5 Technologies entered into an Advisory Agreement (the "Kings Peak Advisory Agreement") with Kings Peak Capital, L.L.C. for 24 months with an automatic 12 month renewal. Kings Peak is one of our shareholders.

         Pursuant to the Kings Peak Advisory Agreement, Kings Peak will provide Category 5 Technologies with general corporate advisory services in connection with (i) structuring and implementing its overall corporate finance strategy, including market positioning with respect to financial markets, (ii) review and analysis of business plans, corporate materials, and investor relations materials for distribution to prospective investors; (iii) recruitment for board and other senior positions as requested, and (iv) merger and acquisition identification, analysis and structuring. Kings Peak will also assist Category 5 Technologies on an ongoing, non-exclusive basis in identifying placement agents, underwriters, lenders and other sources of financing during the term of the Kings Peak Advisory Agreement. As compensation to Kings Peak for these general corporate advisory services, Category 5 Technologies agreed to pay to Kings Peak $10,000 per month and a warrant to purchase 600,000 shares of Category 5 Common Stock at an exercise price of $0.25 per share.

         Pursuant to the Kings Peak Advisory Agreement, Kings Peak will provide Category 5 Technologies with financial advisory services in connection with identifying and contacting, on a non-exclusive basis, certain venture capital, underwriters and investment banking companies and other strategic investors that may provide Category 5 Technologies with financing or that may agree to assist Category 5 Technologies in equity or debt offerings. As compensation for these financial advisory services, Category 5 Technologies has agreed to pay to Kings Peak a structuring fee equal to (a) 10% of gross proceeds from equity financings and/or (b) 1.5% of gross proceeds of debt financings completed by one or more of the underwriters or placement agents introduced to Category 5 Technologies by Kings Peak. In addition, Category 5 Technologies has agreed to pay to Kings Peak any compensation due to Kings Peak for its assistance in identifying prospective investors to Category 5 Technologies, pursuant to the placement terms and conditions of applicable Category 5 Technologies' offering memorandums.

         Pursuant to the Kings Peak Advisory Agreement, Kings Peak will provide Category 5 Technologies with merger and acquisition services in connection with assisting Category 5 Technologies in identifying potential merger and/or acquisition candidates. Kings Peak will assist in contacting pre-approved target companies and in structuring such transactions. As compensation for these merger and acquisition services, Category 5 Technologies has agreed to pay to Kings Peak an M&A success fee according to a Lehman Formula based on the value of the transaction as follows: 5% of the first $1 Million in value, 4% of the second $1 Million in value, 3% for the third $1 Million in value, 2% for the fourth $1 Million in value and 1% of all value thereafter. In the event that Category 5 Technologies closes a merger or acquisition that results from a contact of Kings Peak with a value of $5 Million or greater, Kings Peak will receive at closing a performance bonus of $100,000.

         Pursuant to the Kings Peak Advisory Agreement, Kings Peak will provide Category 5 Technologies with general business development services in connection with assisting Category 5 Technologies, on a best-efforts basis, in the identification of new U.S. and international business development opportunities, including but not limited to (i) new marketing and distribution channels, (ii) new strategic marketing, co-marketing, OEM or private label agreements, or (iii) new technologies, hardware or software partners or equipment. As compensation for these general business development services, Category 5 Technologies has agreed to negotiate, in good faith, in advance, a compensation schedule for such services provided by Kings Peak on a case-by-case basis. In general, Kings Peak will expect a fee of approximately 2.5% of the revenues for a one-year period, which compensation will survive the termination of the Kings Peak Advisory Agreement.

         Pursuant to the Kings Peak Advisory Agreement, Kings Peak may also assist Category 5 Technologies in securing equipment leases or other equipment financing structures, for which Kings Peak will be entitled to compensation that is negotiated in good faith, in advance, on a case-by-case basis.

         William C. Gibbs, Chairman and CEO of Category 5 Technologies, is an owner and manager of Kings Peak; however, Mr. Gibbs has disclaimed any interest in fees which Kings Peak may receive under the Kings Peak Advisory Agreement. Edward Mooney, a Director of Category 5 Technologies, is a member and manager of Kings Peak.

Crescent Advisors, LLC Advisory Agreement
-----------------------------------------

         In February 2001, ePenzio, Inc. entered into an Advisory Agreement with Crescent Advisors, LLC (the "Crescent Advisory Agreement"), pursuant to which Crescent Advisors provided advisory services with respect to the exploration of strategic alternatives, including potential partnerships, mergers, acquisitions, private placements or other possible transactions. As consideration for

Crescent's undertaking to provide the services set forth in the Crescent Advisory Agreement, Category 5 Technologies issued to Crescent 900,000 shares of Category 5 Technologies common stock and modified the agreement to terminate on-going or additional payment obligations. William C. Gibbs and Mitchell L. Edwards, each of whom is a director of Category 5 Technologies, as well as its Chief Executive Officer and Chief Financial Officer, respectively, each own 50% of the outstanding equity interests in Crescent Advisors.

         REPORT OF THE CATEGORY 5 TECHNOLOGIES, INC. BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

THE FOLLOWING REPORT OF THE CATEGORY 5 TECHNOLOGIES, INC. BOARD OF DIRECTORS DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER CATEGORY 5 TECHNOLOGIES, INC. FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT CATEGORY 5 TECHNOLOGIES SPECIFICALLY INCORPORATES THIS REPORT INTO A DOCUMENT FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

         In performing the functions of a compensation committee, it is the duty of the Category 5 Technologies, Inc. Board of Directors to review and determine the salaries and bonuses of executive officers of Category 5 Technologies, including the Category 5 Technologies' Chief Executive Officer, and to establish the general compensation policies for such individuals. The Board believes that the compensation programs for the executive officers should reflect Category 5 Technologies' performance and the value created for the its stockholders. In addition, Category 5 Technologies' compensation programs should support the goals and values of Category 5 Technologies and should reward individual contributions to its success.

GENERAL COMPENSATION POLICY AND PHILOSOPHY

         Until the establishment of a formal Compensation Committee by the Board on October 19, 2001, the Board established and oversaw the general compensation policies of Category 5 Technologies, which include specific compensation levels for executive officers and stock option grants from the stock option plans.

         Category 5 Technologies operates in highly competitive businesses and competes nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of Category 5 Technologies. Category 5 Technologies is committed to providing competitive compensation that helps attract, retain and motivate the highly skilled people it requires. The Board strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives and to business segment and overall company performance, both current and long-term.

         Prior to establishment of the Compensation Committee, the salaries of the executive officers of Category 5 Technologies were established by the Board.

         On June 8, 2001, the stockholders of Category 5 Technologies approved the adoption of the Category 5 Technologies, Inc. Long Term-Incentive Plan for the employees of and consultants to the Company (the "LTIP"). The LTIP does not provide for automatically-timed option grants, but rather provides for grants at the discretion of the Board or a committee appointed by the Board.

CEO COMPENSATION

         Mr. Gibbs' compensation was established in his June 2001 Employment Agreement, which is more fully described in this proxy under the heading "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." Mr. Gibbs' initial annual base salary is $250,000. Mr. Gibbs has not received a bonus. However, upon the acquisition by Category 5 Technologies of another company or its assets which result in Category 5 Technologies having projected annualized revenues of at least $50 Million, Mr. Gibbs shall be entitled to receive a bonus equal to his annual base salary and his annual base salary will increase by $100,000. He is also entitled to receive other bonuses, when and as declared by the Board of Directors. Mr. Gibbs' annual base salary was based on, among other things, the Board's subjective assessment of the extent to which Mr. Gibbs' future performance is expected to create value for Category 5 Technologies' stockholders.

         During the six-month period ended June 30, 2001, Mr. Gibbs was granted a stock option to purchase 200,000 shares at an exercise price of $0.25 per share, the fair market value of Category 5 Technologies' common stock on the date of such grant. One third, or 66,667 shares, vested immediately upon grant and one third will vest on each of the next two anniversaries of the date of grant. Mr. Gibbs was granted this option not as compensation as Category 5 Technologies' CEO but, rather, as an inducement to serve on Category 5 Technologies' Board of Directors.

PRESIDENT COMPENSATION

         Mr. Edwards' compensation was established in his June 2001 Employment Agreement, which is more fully described in this proxy under the heading "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." Mr. Edwards' initial annual base salary is $250,000. Mr. Edwards has not received a bonus. However, upon the acquisition by Category 5

Technologies of another company or its assets which result in Category 5 Technologies having projected annualized revenues of at least $50 Million, Mr. Edwards shall be entitled to receive a bonus equal to his annual base salary and his annual base salary will increase by $100,000. He is also entitled to receive other bonuses, when and as declared by the Board of Directors. Mr. Edwards' annual base salary was based on, among other things, the Board's subjective assessment of the extent to which Mr. Edwards' future performance is expected to create value for Category 5 Technologies' stockholders.

         During the six-month period ended June 30, 2001, Mr. Edwards was granted a stock option to purchase 200,000 shares at an exercise price of $0.25 per share, the fair market value of Category 5 Technologies' common stock on the date of such grant. One third, or 66,667 shares, vested immediately upon grant and one third will vest on each of the next two anniversaries of the date of grant. Mr. Edwards was granted this option not as compensation as Category 5 Technologies' CEO but, rather, as an inducement to serve on Category 5 Technologies' Board of Directors.

APPOINTMENT OF A COMPENSATION COMMITTEE

         On October 19, 2001, the Board appointed the following members of the Board of Directors to serve as members of the Compensation Committee: William C. Gibbs and Edward Mooney.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation that qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. The Compensation Committee does not presently expect total cash compensation payable for salaries and bonuses to exceed the $1 million limit for any individual executive. The Compensation Committee will continue to monitor the compensation levels potentially payable under our cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practices, Category 5 Technologies' compensation philosophy, and Category 5 Technologies' best interests.

                                                  William C. Gibbs

                                                  Edward P. Mooney

                                                  Mitchell L. Edwards

                                                  Paul Anderson

                                                  Brad Crawford

         REPORT OF THE CATEGORY 5 TECHNOLOGIES, INC. BOARD OF DIRECTORS
                               ON AUDITING MATTERS

THE FOLLOWING REPORT OF THE CATEGORY 5 TECHNOLOGIES, INC. BOARD OF DIRECTORS DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER CATEGORY 5 TECHNOLOGIES, INC. FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT CATEGORY 5 TECHNOLOGIES SPECIFICALLY INCORPORATES THIS REPORT INTO A DOCUMENT FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

         Until it established the Audit Committee on October 19, 2001, the entire Board of Directors of Category 5 Technologies performed all of the functions of an audit committee. Following is a report of the Board in its capacity as the Audit Committee prior to October 19, 2001.

         Management is responsible for Category 5 Technologies' internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of Category 5 Technologies' consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The primary function of the Board or its Audit Committee, if one has been appointed, is to monitor and oversee these processes.

         In connection with these responsibilities, the Board met with management and the independent accountants to review and discuss the December 31, 2000 and June 30, 2001 consolidated financial statements. The Board also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Board discussed with the independent accountants that firm's independence. The Board did not discuss with the independent accountants the matters required by Statement on Accounting Standards No. 61 (Communication with Audit Committees).

         Based on the Board's discussions with management and the independent accountants as outlined above, and the Board's review of the representations of management and the report of the independent accountants to the Board, the Board determined that Category 5 Technologies' audited consolidated financial statements should be included in Category 5 Technologies' Transition Report on Form 10-KSB/T for the year ended December 31, 2000 and the six months ended June 30, 2001 to be filed with the Commission.

Audit Fees
----------

         The total fees paid to David T. Thompson, P.C. for the twelve month period ended December 31, 2000, and the six month period ended June 30, 2001, by Category 5 Technologies were nominal. The total fees paid to Huber Erickson & Boman by ePenzio for the twelve-month period ended December 31, 2000 and the six month period ended June 30, 2001, included audit fees of $29,339 and $22,349, respectively.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

         Category 5 Technologies did not employ its auditors to operate, or supervise the operation of, Category 5 Technologies' information system or to manage its local area network. Nor did Category 5 Technologies' auditors design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information significant to the audit of Category 5 Technologies' financial statements, taken as a whole.

All Other Fees
--------------

         The other fees paid to David T. Thompson, P.C. for the twelve month period ended December 31, 2000, and the six month period ended June 30, 2001, by Category 5 Technologies were nominal. For the twelve-month period ended December 31, 2000, ePenzio paid to Huber Erickson & Boman non-audit fees of $13,265, including fees for an expense reclassification study, quarterly reviews, monthly statement preparation and for other non-audit services. For the six-month period ended June 30, 2001, ePenzio paid to Huber Erickson & Boman non-audit fees of $3,949 for preparation of end-of-year 1099 forms, review work and for other non-audit services. The Board determined that the services provided by and fees paid to Huber Erickson & Boman hereunder were compatible with maintaining the independent auditors' independence.

Change in Accountant
--------------------

         On August 7, 2001 Category 5 Technologies notified its accountant, David T. Thomson, P.C. ("Thompson") that he was being dismissed as Category 5 Technologies' independent auditor. The stated reasons were that Category 5

Technologies wanted a larger auditing firm as Category 5 Technologies has experienced growth. Category 5 Technologies' Board of Directors made the decision to change auditors.

         Effective August 7, 2001 Category 5 Technologies engaged Tanner + Co. as the independent public auditors for Category 5 Technologies and its direct and indirect subsidiaries, replacing its former auditor, Thompson. Such appointment was accepted by Tanner + Co. Prior to such engagement, Category 5 Technologies had not consulted Tanner + Co. on any prior matters, including any matters relative to the application of accounting principles or any subject of disagreement with Thompson.

         The prior accountant's report of October 4, 2000 on the financial statements of Category 5 Technologies for the years ended June 30, 2000 and 1999, was not qualified or modified in any manner (other than a going concern qualification) and contained no disclaimer of opinion or adverse opinion. There were no disagreements with Thomson on any matter of accounting principle or practice, financial disclosure or auditing scope or procedure as related to Category 5 Technologies' financial statements.

         During Category 5 Technologies' two most recent fiscal years and during any subsequent interim period preceding the date of resignation, Category 5 Technologies has had no disagreements with Thomson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         As required by Item 304(a)(3) of Regulation S-B, Category 5 Technologies furnished Thompson with the disclosures contained in this Item in connection with the Current Report on Form 8K/A, Amendment No. 2, filed by Category 5 Technologies with the Commission on August 28, 2001, and requested that Thompson provide to Category 5 Technologies a letter addressed to the Securities and Exchange Commission stating that either it agrees with the statements made by Category 5 Technologies herein or that it does not agree with such statements and the respects in which it does not agree. A copy of Thompson's letter dated August 28, 2001 is incorporated herein by reference to Category 5 Technologies' Form 8-K/A filed with the Commission on August 28, 2001.

         On October 19, 2001, the Board appointed an Audit Committee. The Audit Committee is composed of three directors and operates under a written charter adopted by the Board of Directors (attached hereto as Annex B). The members of the Committee are Mitchell L. Edwards, Edward Mooney and Paul Anderson. Mr. Mooney is an "independent director" as defined in Section 4200(a)(14) of the National Association of Securities Dealers, Inc. Manual.

                                               William C. Gibbs

                                               Edward P. Mooney

                                               Mitchell L. Edwards

                                               Paul Anderson

                                               Brad Crawford

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Category 5 Technologies' directors, executive officers and persons who own more than ten percent of a registered class of Category 5 Technologies' equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Category 5 Technologies. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish Category 5 Technologies with copies of all Section 16(a) reports they file.

         Based solely upon review of the copies of such reports furnished to Category 5 Technologies and written representations from certain reporting persons that no other reports were required, the Company believes that there was compliance for the fiscal year ended June 30, 2001 with all Section 16(a) filing requirements applicable to Category 5 Technologies' officers, directors and greater than ten percent beneficial owners, except:

         o On June 1, 2001, Peruvian Investments, LLC filed one late Form 3 relating to its acquisition of one million shares of Category 5 Technologies' common stock on April 9, 2001

         o On June 8, 1999, Robert E. Deller filed one late Form 3 relating to his acquisition of 500,000 shares of Category 5 Technologies' common stock on May 1, 1999

                              STOCKHOLDER PROPOSALS

         The annual meeting of the Category 5 Technologies stockholders is generally held on the third Wednesday in October of each year.

         If you wish to submit proposals to be included in Category 5 Technologies' year 2002 proxy statement, we must receive them on or before May 28, 2002. Please address your proposals to the Secretary, Category 5 Technologies, Inc., 4505 S. Wasatch Boulevard, Suite 370, Salt Lake City, Utah 84124.

         If you wish to raise a matter before the stockholders at the year 2002 annual meeting, you must notify the Secretary in writing by not later than August 11, 2002. A stockholder proposal submitted outside of the process provided in Rule 14a-8 of the Exchange Act shall be considered untimely if submitted after August 11, 2002. Please note that this requirement relates only to matters you wish to bring before your fellow stockholders at the annual meeting. It is separate from the SEC's requirements to have your proposal included in the proxy statement.

         Receipt by Category 5 Technologies of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in Category 5 Technologies' proxy materials or its presentation at the 2002 annual meeting because there are other requirements in the proxy rules.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

                             ADDITIONAL INFORMATION

         Category 5 Technologies has included with this proxy statement a copy of its Transition Report on Form 10-KSB/T filed with the Commission on October 15, 2001, which is incorporated by reference in its entirety. Category 5 Technologies will provide without charge to each person solicited, upon oral or written request of any such person, an additional copy of Category 5 Technologies' Transition Report on Form 10-KSB/T, including the consolidated financial statements required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Direct any such correspondence to the Secretary of Category 5 Technologies at the address provided herein.

         Category 5 Technologies has also incorporated by reference the Category 5 Technologies' Current Report on Form 8-K/A, filed with the Commission on August 28, 2001. Category 5 Technologies will provide by first class mail or other equally prompt means a copy of the 8-K/A, without charge, to each person to whom this proxy statement is delivered, upon written or oral request and within one business day of receipt of such request. Requests for copies of the Form 8-K/A incorporated herein by reference should be sent to the Secretary of Category 5 Technologies at 4505 South Wasatch Boulevard, Suite 370, Salt Lake City, Utah 84121, or by telephone at (801) 424-2999.

                                            CATEGORY 5 TECHNOLOGIES, INC.


                                            /s/
                                            William C. Gibbs
                                            Chief Executive Officer

                                                                         Annex A
                            LONG-TERM INCENTIVE PLAN

                                       OF

                          CATEGORY 5 TECHNOLOGIES, INC.

1.       PURPOSE.

         (a) General. The purpose of the Category 5 Technologies, Inc. Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Category 5 Technologies, Inc. (the "Company") by linking the personal interests of its key employees to those of the Company stockholders and by providing its key employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of Category 5 Technologies' operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers, key employees, outside consultants, and directors.

2.       EFFECTIVE DATE.

         (a) Effective Date. The Plan is effective as of __________, 2001 (the "Effective Date"). Within one year after the Effective Date, the Plan shall be submitted to the stockholders of the Company for their approval. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held (or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote) in accordance with the applicable provisions of Nevada law and Category 5 Technologies' Bylaws and Articles of Incorporation. Any Awards granted under the Plan prior to stockholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before stockholder approval. If the stockholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

3.       DEFINITIONS AND CONSTRUCTION.

         (a) Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this paragraph or in paragraphs 1(a) or 2(a) unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

         (b) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan;

         (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

         (d) "Board" means the Board of Directors of the Company;

         (e) "Change of Control" means and includes each of the following:

              (i) A change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act regardless of whether the Company is subject to such reporting requirement;

              (ii) A change of control of the Company through a transaction or series of transactions, such that any person (as that term is used in

         Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of Category 5 Technologies' then outstanding securities;

              (iii) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

              (iv) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

              (v) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member.

The foregoing events shall not be deemed to be a Change in Control if the transaction or transactions causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board in office as of the Effective Date ("Incumbents"), those serving on the Board pursuant to nomination or appointment thereto by a majority of Incumbents ("Successors"), and those serving on the Board pursuant to nomination or appointment thereto by a majority of a Board composed of Incumbents and/or Successors.

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time;

         (g) "Committee" means the committee of the Board described in paragraph 4;

         (h) "Disability" shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition;

         (i) "Dividend Equivalent" means a right granted to a Participant under paragraph 11;

         (j) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee;

         (k) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto;

         (l) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option;

         (m) "Option" means a right granted to a Participant under paragraph 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option;

         (n) "Other Stock-Based Award" means a right, granted to a Participant under paragraph 12, that relates to or is valued by reference to Stock or other Awards relating to Stock;

         (o) "Participant" means a person who, as an officer, key employee, outside consultant or director of the Company or any Subsidiary, has been granted an Award under the Plan;

         (p) "Performance Share" means a right granted to a Participant under paragraph 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee;

         (q) "Plan" means Category 5 Technologies, Inc. Long-Term Incentive Plan, as amended from time to time;

         (r) "Restricted Stock Award" means Stock granted to a Participant under paragraph 10 that is subject to certain restrictions and to risk of forfeiture;

         (s) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company;

         (t) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to paragraph 13;

         (u) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under paragraph 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to paragraph 8;

         (v) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company;

4.       ADMINISTRATION.

         (a) Committee. The Plan shall be administered by a Committee that is appointed by, and shall serve at the discretion of, the Board;

         (b) Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, Category 5 Technologies' independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan;

         (c) Authority of Committee. The Committee has the exclusive power, authority and discretion to:

              (i) Designate Participants;

              (ii) Determine the type or types of Awards to be granted to each Participant;

              (iii) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

              (iv) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

              (v) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

              (vi) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

              (vii) Decide all other matters that must be determined in connection with an Award;

              (viii) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

              (ix) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

         (d) Decisions Binding. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

5.       SHARES SUBJECT TO THE PLAN.

         (a) Number of Shares. Subject to adjustment provided in paragraph 14(a) the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 3,000,000.

         (b) Lapsed Awards. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan, in each case to the full extent available pursuant to the rules and interpretations of the Securities and Exchange Commission under Section 16 of the 1934 Act, as amended;

         (c) Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market;

6.       ELIGIBILITY.

         (a) General. Awards may be granted only to individuals who are officers, key employees, outside consultants or directors of the Company or a Subsidiary, as determined by the Committee.

7.       STOCK OPTIONS.

         (a) General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

              (i) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant;

              (ii) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that no Option may be exercisable prior to six months following the date of the grant of such Option. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised;

              (iii) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee;

              (iv) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee;

         (b) Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

              (i) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant;

              (ii) Exercise. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant;

              (iii) Lapse of Option. An Incentive Stock Option shall lapse under the following circumstances:

                     (1) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award
              Agreement;

                     (2) The Incentive Stock Option shall lapse three months
              after the Participant's termination of employment, if the termination of employment was attributable to (a) Disability, (b) Retirement, or (c) for any other reason, provided that the Committee has approved, in writing, the continuation of any Incentive Stock Option outstanding on the date of the Participant's termination of employment;

                     (3) If the Participant separates from employment other than as provided in paragraph (2), the Incentive Stock Option shall lapse at the time of the Participant's termination of employment;

                     (4) If the Participant dies before the Option lapses
              pursuant to paragraph (1), (2) or (3), above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (a) the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (b) 15 months after the date of the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

         (c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00;

         (d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant;

         (e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after March 31, 2005.

         (f) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

8.       STOCK APPRECIATION RIGHTS.

         (a) Grant of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

              (i) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                     (1) The Fair Market Value of one share of Stock on the date of exercise; over

                     (2) The grant price of the Stock Appreciation Right as
              determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

         (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

9.       PERFORMANCE SHARES

         (a) Grant of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement;

         (b) Right to Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant, provided that the time period during which the performance goals must be met shall, in all cases, exceed six months;

         (c) Other Terms. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

10.      RESTRICTED STOCK AWARDS.

         (a) Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement;

         (b) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter;

         (c) Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock;

         (d) Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

11.      DIVIDEND EQUIVALENTS

         (a) Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Option Award or SAR Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

12.      OTHER STOCK-BASED AWARDS.

         (a) Grant of Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

13.      PROVISIONS APPLICABLE TO AWARDS.

         (a) Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards;

         (b) Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to paragraph 13(a)), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made;

         (c) Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant;

         (d) Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee;

         (e) Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a court order that would otherwise satisfy the requirements to be a domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code notwithstanding that such an order relates to the transfer of a stock option rather than an interest in an employee benefit pension plan. In the Award Agreement for any Award other than an Award that includes an Incentive Stock Option, the Committee may allow a Participant to assign or otherwise transfer all or a portion of the rights represented by the Award to specified individuals or classes of individuals, or to a trust benefiting such individuals or classes of individuals, subject to such restrictions, limitations, or conditions as the Committee deems to be appropriate;

         (f) Beneficiaries. Notwithstanding paragraph 13(e), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee;

         (g) Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock;

         (h) Tender Offers. In the event of a public tender for all or any portion of the Stock, or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for stockholder approval, the Committee may in its sole discretion declare previously granted Options to be immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in paragraph 7(c), the excess Options shall be deemed to be Non-Qualified Stock Options;

              (i) Acceleration Upon a Change of Control. If a Change of Control occurs, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse.

14.      CHANGES IN CAPITAL STRUCTURE.

         (a) General. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award;

         (b) Merger. Subject to the Change of Control provision in paragraph 13(i), a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, shall, in the sole discretion of the Committee:

              (i) Cause every Award outstanding hereunder to terminate, except that the surviving or resulting corporation, in its absolute and uncontrolled discretion, may tender an option or options to purchase its shares or exercise such rights on terms and conditions, as to the number of shares and rights and otherwise, which shall substantially preserve the rights and benefits of any Award then outstanding thereunder; or

              (ii) Give each Participant the right to exercise Awards prior to the occurrence of the event otherwise terminating the Awards over such period as the Committee, in its sole and absolute discretion, shall determine. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in paragraph 7(c), the excess Options shall be deemed to be Non-Qualified Stock Options.

15.      AMENDMENT, MODIFICATION AND TERMINATION.

         (a) Amendment, Modification and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan. However, without approval of the stockholders of the Company or other conditions (as may be required by the Code, by the insider trading rules of Section 16 of the 1934 Act, by any national securities exchange or system on which the Stock is listed or reported, or by a regulatory body having jurisdiction), no such termination, amendment, or modification may:

              (i) Materially increase the total number of shares of Stock that may be issued under the Plan, except as provided in paragraph 14(a);

              (ii) Materially modify the eligibility requirements for participation in the Plan; or

              (iii) Materially increase the benefits accruing to Participants under the Plan.

         (b) Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

16.      GENERAL PROVISIONS.

         (a) No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly;

         (b) No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award;

         (c) Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event under the Plan, Participants may elect, subject to the Committee's approval, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes in accordance with such procedures as the Committee establishes. The Committee may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above;

         (d) No Right to Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary;

         (e) Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary;

         (f) Indemnification. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under Category 5 Technologies' Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless;

         (g) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary;

         (h) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries;

         (i) Titles and Headings. The titles and headings of the paragraphs in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control;

         (j) Fractional Shares. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up;

         (k) Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption;

         (l) Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Nevada.

                            PROPOSED AMENDMENT TO THE
                            LONG-TERM INCENTIVE PLAN
                        OF CATEGORY 5 TECHNOLOGIES, INC.

         Category 5 Technologies, Inc. (the "Company") previously approved the adoption of the Long-Term Incentive Plan of Category 5 Technologies, Inc. (the "Plan") to encourage stock ownership by eligible officers, key employees, outside consultants and directors of the Company. By this instrument, the Company desires to amend the Plan to increase the number of shares of Category 5 Technologies' Common Stock subject to the Plan to 6,000,000.

         1. The provisions of this Amendment shall be effective as of December 7, 2001.

         2. Section 5(a) of the Plan is hereby amended and restated in its entirety as follows:

              (a) Number of Shares Subject to adjustment provided in paragraph 14(a) the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 6,000,000.

         3. This First Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

                                                                         Annex B

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                          CATEGORY 5 TECHNOLOGIES, INC.

                                October 19, 2001

I.       AUDIT COMMITTEE PURPOSE

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of Category 5 Technologies' financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

         o Monitor the independence and performance of Category 5 Technologies' independent auditors.

         o Provide an avenue of communication among the independent auditors, management and the Board of Directors.

         o Encourage adherence to, and continuous improvement of, Category 5 Technologies' policies, procedures and practices at all levels.

         o Review areas of potential significant financial risk to the Company.

         o    Monitor compliance with legal and regulatory requirements.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

         The Audit Committee shall be comprised of two or more directors as determined by the Board, at least one of whom shall be an independent non-executive director in the event there are only two committee members, and at least a majority of whom shall be independent non-executive directors in the event there are three or more committee members, each of whom is free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee or at least its Chair should communicate with management and the independent auditors quarterly to review Category 5 Technologies' financial statements and significant findings based upon the auditors' limited review procedures.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES


Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         2. Review Category 5 Technologies' annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

         3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

         4. Review with financial management and the independent auditors Category 5 Technologies' quarterly financial results prior to the release of earnings. Discuss any significant changes to Category 5 Technologies' accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of Category 5 Technologies' accounting principles as applied in its financial reporting.


Legal Compliance

         11. On at least an annual basis, review with Category 5 Technologies' counsel any legal matters that could have a significant impact on the organization's financial statements and Category 5 Technologies' compliance with applicable laws and regulations, and inquiries received from regulators or government agencies.


Other Audit Committee Responsibilities

         12. Annually prepare an Audit Committee report to stockholders as required by the Securities and Exchange Commission. The report should be included in Category 5 Technologies' annual proxy statement.

         13. Perform any other activities consistent with this Charter, Category 5 Technologies' By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

         14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         15. Periodically perform self-assessment of audit committee performance.

         16. Review financial and accounting personnel succession planning within the company.

         17. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

                                      PROXY
                          CATEGORY 5 TECHNOLOGIES, INC.
 SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                            FRIDAY, DECEMBER 7, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William C. Gibbs and Mitchell L. Edwards and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of Category 5 Technologies, Inc., a Nevada corporation, held of record by the undersigned, on October 22, 2001, at the special meeting in lieu of annual meeting of stockholders to be held on Friday, December 7, 2001 at 10:00 a.m., local time, at 2795 East Cottonwood Parkway, Suite 120, Salt Lake City, Utah 84121, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Special Meeting in lieu of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE; "FOR" AMENDMENT TO THE LONG-TERM INCENTIVE PLAN OF CATEGORY 5 TECHNOLOGIES, INC. AND "FOR" RATIFICATION OF THE APPOINTMENT OF TANNER + CO. AS CATEGORY 5 TECHNOLOGIES' INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002. PLEASE COMPLETE, SIGN, AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

1. ELECTION OF DIRECTORS: William C. Gibbs, Mitchell L. Edwards, Edward P. Mooney, Paul Anderson and Brad Crawford each to serve a one-year term expiring at Category 5 Technologies' annual meeting to be held in the year 2002 and until his successor is duly elected and qualified.

              |_|    For all Nominees

              |_| Withhold Authority to Vote for the Nominees listed at right (To withhold authority for one or more individual Nominees, cross out the name of each such person)

                       William C. Gibbs                   Mitchell L. Edwards

                       Edward P. Mooney                   Paul Anderson

                       Brad Crawford

              |_|    Abstain

2.       Proposal to amend the Long-Term Incentive Plan of Category 5
         Technologies, Inc.

                     |_|   For            |_|   Against           |_|   Abstain

3. Proposal to ratify the appointment of Tanner + Co. as independent auditors of Category 5 Technologies for the fiscal year ending June 30, 2002.

                    |_|   For            |_|   Against           |_|   Abstain


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting in lieu of annual meeting or any adjournment or postponement thereof.


PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature_________________ Date___________ Signature ______________ Date _______

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.